UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2025

ETHZilla Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2875 South Ocean Blvd, Suite 200 Palm Beach, FL	33480
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ETHZ	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 8.01 below is incorporated into this Item 1.02 by reference.

As a result of the events described in Item 8.01, below, ETHZilla Corporation’s (the “Company’s” or “our”) obligations under that certain August 8, 2025, Securities Purchase Agreement previously disclosed in the Current Reports on Form 8-K filed by the Company, with the Securities and Exchange Commission (the “SEC”) on August 11, 2025, as amended by Amendment No. 1 thereto filed with the SEC on August 21, 2025 and September 22, 2025, as amended by Amendment No. 1 thereto filed with the SEC on September 25, 2025, with investment funds managed by an institutional investor (the “Investor”), under which the Company sold and issued to the Investor senior secured convertible notes (the “August 2025 Convertible Notes”) in an aggregate principal amount of $156,250,000, and that certain September 22, 2025, Amendment and Waiver Agreement entered into with the Investor (the “Amendment Agreement”), pursuant to which, among other things, the Company sold the Investor a new series of senior secured convertible (the “September 2025 Convertible Notes”, and together with the August 2025 Convertible Notes, the “Convertible Notes”) in the aggregate principal amount of $360 million, were terminated. The Convertible Notes were previously secured by an aggregate of approximately $509,090,000 in cash (the “Cash Collateral”) and 11,374.893513 of Ether (ETH) (the “Specified ETH Amount”) as of December 9, 2025 (the “ETH Collateral”). Both the Cash Collateral and the ETH Collateral were held in restricted accounts in accordance with the agreements with the Investor. No material early termination penalties were incurred by the Company in connection with such termination, except as discussed in Item 8.01, below.

Item 8.01 Other Events

On December 9, 2025, as previously disclosed, the Company entered into a Note Mandatory Redemption Agreement (the “Redemption Agreement”) with the Investor, pursuant to which we agreed to repurchase and redeem the Convertible Notes for a purchase price equal to 117% of the aggregate outstanding principal amount of the Convertible Notes, plus accrued and unpaid interest, late charges (if any), and any other amounts (if any) owed by the Company to the Investor.

On December 30, 2025, (the “Redemption Deadline”), pursuant to the terms of the Redemption Agreement, the Company redeemed all of the Convertible Notes, at a redemption price equal to 117% of the principal amount of such Convertible Notes, plus accrued and unpaid interest to, but excluding, the Redemption Date. The total amount of principal, accrued interest, and premium paid was $516,148,000, $1,766,605, and $87,745,160, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2025

ETHZilla Corporation

By:	/s/ McAndrew Rudisill
	Name:	McAndrew Rudisill
	Title:	Chief Executive Officer

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